EXHIBIT 99.10

                         AMENDED JOINT FILING AGREEMENT



         The parties to the Joint Filing Agreement dated May 23, 2002 ("Original Agreement"), hereby agree to amend the Original Agreement to add GRQ, L.L.C. as a joint filer. In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned agree that the statement on Schedule 13D filed on May 23, 2002, with respect to the Common Stock of Bigmar, Inc. shall be deemed to have been filed on behalf of each of us, and the Amendment No. 1 to Schedule 13D dated January 8, 2003 and any other amendments hereafter signed by each of the undersigned shall be filed on behalf of each of us and further agree that this Amended Joint Filing Agreement be included as an exhibit to such amended statement.

         In evidence thereof, the undersigned, being duly authorized, hereby executes this Amended Joint Filing Agreement this 8th day of January, 2003.




                                        /s/ CYNTHIA R. MAY
                                        ------------------
                                        Cynthia R. May



                                         /s/ HAROLD C. BALDAUF
                                        ----------------------
                                        Harold C. Baldauf



                                         /s/ JANET A. BALDAUF
                                        ---------------------
                                        Janet A. Baldauf



                                        GRQ, L.L.C.


                                        /s/ CYNTHIA R. MAY
                                        ------------------
                                        By: Cynthia R. May
                                        Its: Member Manager